                                                                     EXHIBIT (B)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1993-2 Monthly Statement
                      Class A Certificate CUSIP #25466KAE9
                      Class B Certificate CUSIP #25466KAF6


Trust Distribution Date: July 15, 1998         Due Period Ending:  June 30, 1998

Pursuant to the Series Supplement dated as of December 1, 1993 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.  Payments for the benefit of Series Investors this Due Period (per $1000 of
    --------------------------------------------------------------------------
    Class Initial Investor Interest)
    --------------------------------

           Series  1993-2                                   Total          Interest        Principal
              Class A        30 days at 5.400000000%    $87.458333337    $4.125000000    $83.333333338

              Class B        30 days at 5.750000000%     $4.791666667    $4.791666667     $0.000000000

2.  Principal Receivables at the end of the Due Period
    --------------------------------------------------

    (a)   Aggregate Investor Interest                        $17,849,156,342.66
          Seller Interest                                     $2,915,943,453.70

          Total Master Trust                                 $20,765,099,796.36


    (b)   Group One Investor Interest                        $15,299,156,342.66

    (c)   Group Two Investor Interest                         $2,550,000,000.00

    (d)   Series 1993-2 Investor Interest                       $700,000,666.66

    (e)   Class A Investor Interest                             $666,666,666.66

          Class B Investor Interest                              $33,334,000.00

3.  Allocation of Receivables Collected During the Due Period
    ---------------------------------------------------------

                                                Finance Charge          Principal               Yield
                                                 Collections           Collections           Collections
    (a)   Allocation of Collections between Investor and Seller
          Aggregate Investor Allocation        $283,731,192.36       $2,407,643,438.08          $0.00

          Seller                                $33,570,521.31         $284,867,675.85          $0.00

    (b)   Group One Allocation                 $243,497,335.07       $2,066,233,028.83          $0.00

    (c)   Group Two Allocation                  $40,233,857.29         $341,410,409.25          $0.00

    (d)   Series 1993-2 Allocations             $12,120,925.47         $102,853,924.55          $0.00

    (e)   Class A Allocations                   $11,581,512.55          $98,276,655.66          $0.00

          Class B Allocations                      $539,412.92           $4,577,268.89          $0.00

4.  Information Concerning the Series Principal Funding Accounts ("SPFA")
    ---------------------------------------------------------------------

                              Deposits into the
                                  SPFAs This           SPFA         Deposit Deficit    Investment
                                  Due Period          Balance           Amount           Income
          Series 1993-2         $66,666,666.67         $0.00             0.00            $0.00

5.  Information Concerning Amount of Controlled Liquidation Payments
    ----------------------------------------------------------------

                                                                     Total Payments
                                Amount Paid       Deficit Amount      Through This
                               This Due Period    This Due Period      Due Period
          Series 1993-2        $66,666,666.67          $0.00         $133,333,333.34

6.  Information Concerning the Series Interest Funding Accounts ("SIFA")
    --------------------------------------------------------------------

                                             Deposits Into the
                                                 SIFAs This
                                                 Due Period           SIFA Balance
          Series 1993-2                        $3,459,725.42            $0.00

7.  Pool Factors
    ------------

                                                                This Due Period
          Class A                                                 0.83333333

          Class B                                                 1.00000000

8.  Investor Charged-Off Amount
    ---------------------------

                                                                       Cumulative
                                                                  Investor Charged-Off
                                              This Due Period            Amount
    (a)   Group One                           $106,039,668.54            $0.00

    (b)   Group Two                            $17,521,279.61            $0.00

    (c)   Series 1993-2                         $5,278,492.76            $0.00

    (d)   Class A                               $5,043,586.01            $0.00

          Class B                                 $234,906.75            $0.00

9.  Investor Losses This Due Period
    -------------------------------

                                                                    Per $1,000 of
                                                                  Original Invested
                                                        Total         Principal
    (a)   Group One                                     $0.00          $0.00

    (b)   Group Two                                     $0.00          $0.00

    (c)   Series 1993-2                                 $0.00          $0.00

    (d)   Class A                                       $0.00          $0.00

          Class B                                       $0.00          $0.00

10. Reimbursement of Investor Losses This Due Period
    ------------------------------------------------

                                                                     Per $1,000 of
                                                                   Original Invested
                                                        Total          Principal
    (a)   Group One                                     $0.00          $0.00

    (b)   Group Two                                     $0.00          $0.00

    (c)   Series 1993-2                                 $0.00          $0.00

    (d)   Class A                                       $0.00          $0.00

          Class B                                       $0.00          $0.00

11. Aggregate Amount of Unreimbursed Investor Losses
    ------------------------------------------------

                                                                   Per $1,000 of
                                                                 Original Invested
                                                        Total        Principal
    (a)   Group One                                     $0.00          $0.00

    (b)   Group Two                                     $0.00          $0.00

    (c)   Series 1993-2                                 $0.00          $0.00

    (d)   Class A                                       $0.00          $0.00

          Class B                                       $0.00          $0.00

12. Investor Monthly Servicing Fee Payable at the end of the Due Period
    -------------------------------------------------------------------

    (a)   Group One                                            $25,713,871.67

    (b)   Group Two                                             $4,250,000.00

    (c)   Series 1993-2                                         $1,277,778.89

    (d)   Class A                                               $1,222,222.22

          Class B                                                  $55,556.67

13. Class Available Subordinated Amount at the end of the Due Period
    ----------------------------------------------------------------

                                                                  As a Percentage
                                                                    of Class A
                                                      Total       Invested Amount
          Series 1993-2 Class B                   $50,000,040.00     7.5000%

14. Total Available Credit Enhancement Amounts
    ------------------------------------------

                                                       Shared Amount     Class B Amount
          Maximum Amount                               $17,500,017.00    $8,333,340.00

          Available Amount                             $17,500,017.00    $8,333,340.00

          Amount of Drawings on Credit Enhancement
            for this Due Period                                 $0.00            $0.00

15. Delinquency Summary
    -------------------

End of Due Period Master Trust Receivables Outstanding        $21,086,742,705.80

                            Delinquent Amount     Percentage of Ending
          Payment Status      Ending Balance     Receivables Outstanding
          30-59 days         $577,732,852.19            2.74%

          60-179 days        $943,399,940.65            4.47%


                                      U.S. BANK NATIONAL ASSOCIATION
                                      as Trustee


                                   BY:
                                       ----------------------------

                                             Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1993-2 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of December 1, 1993 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1993-2 Master Trust Certificates for the Distribution Date occurring on July 15, 1998:


 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due
     Period is equal to                                                                    $3,009,812,827.61

 4.  The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                                       $98,276,655.66

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                                $11,581,512.55

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                                $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                                  $0.00

  7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                        $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                                  $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                    $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                             $69,966,666.67

 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                                        $4,577,268.89

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                                   $539,412.92

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                                $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                  $0.00

 12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                        $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                                  $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                                    $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                $159,725.42

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of July, 1998.



                           GREENWOOD TRUST COMPANY
                                as Master Servicer

                           By:
                              -------------------------
                           Vice President, Director of Accounting,
                           and Treasurer